SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No.  )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         |X|      Preliminary Proxy Statement
         / /      Confidential,  for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)2)
         / /      Definitive  Proxy  Statement
         / /      Definitive  Additional Materials
         / /      Soliciting  Material  Pursuant to Rule  14a-11(c) or Rule
                  14(a)-12


                                    CPX Corp.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         |X|      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------


         (4) Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


         (3)      Filing Party:



--------------------------------------------------------------------------------


         (4)      Date Filed:

                                    CPX CORP.

                        150 East 52nd Street, 21st Floor
                            New York, New York 10022

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS





To the Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of CPX CORP., a Delaware corporation (the "Company"), will be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022, on August __, 2000, at 12:00 P.M., Local Time, for the following purposes:

                  1. To elect three (3) members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified;

                  2. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to effect a reverse stock split followed by a forward stock split of the Company's Common Stock;

                  3. To consider and act upon a proposal to adopt the Company's 1999 Stock Option Plan;

                  4. To consider and act upon a proposal to adopt the Company's 1999 Directors Stock Option Plan;

                  5. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending March 31, 2001; and

                  6.       To transact  such other  business as may  properly be
                           brought   before  the  meeting  or  any   adjournment
                           thereof.

         The Board of Directors has fixed the close of business on July __, 2000 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

         YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

         You may revoke your proxy for any reason at any time prior to the voting thereof, and if you attend the meeting in person you may withdraw the proxy and vote your own shares.


                                           By Order of the Board of Directors


                                           Warren G. Lichtenstein
                                           Chairman and Chief Executive Officer

Dated:   New York, New York
         July __, 2000

                                    CPX CORP.
                        150 East 52nd Street, 21st Floor
                            New York, New York 10022


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS



                                  INTRODUCTION

         This Proxy Statement is being furnished to stockholders by the Board of Directors of CPX Corp., a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying Proxy for use at the 2000 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022, on August __, 2000, at 12:00 P.M., local time, or at any adjournment thereof.

         The principal executive offices of the Company are located at150 East 52nd Street, 21st Floor, New York , New York 10022. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is July __, 2000.

                        RECORD DATE AND VOTING SECURITIES

         Only stockholders of record at the close of business on July __, 2000, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournment thereof. As of the close of business on the Record Date, there were [14,633,985] outstanding shares of the Company's common stock, $0.001 par value per share (the "Common Stock"). Each of such shares is entitled to one vote. There was no other class of voting securities of the Company outstanding on that date. A majority of the outstanding shares present in person or by proxy is required for a quorum.

                                VOTING OF PROXIES

         Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted (i) for the election as Directors of the persons who have been nominated by the Board of Directors, (ii) in favor of amending the Company's Restated Certificate of Incorporation to effect the reverse stock split followed by a forward stock split of the Company's Common Stock, (iii) in favor of adopting the 1999 Stock Option Plan of the Company (the "1999 Plan") (iv) in favor of adopting the 1999 Directors Stock Option Plan (the "Directors Plan"), (v) for the ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the year ending March 31, 2001 and (vi) for any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxies. The execution of a Proxy will in no way affect a stockholders' right to attend the Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented to the Meeting, or if the stockholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation.

         The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

         The Company has retained Mackenzie Partners, Inc. ("Mackenzie") to solicit proxies at a cost of approximately $[_____], plus certain out-of-pocket expenses. If the Company requests Mackenzie to perform additional services, Mackenzie will bill the Company at its usual rate.


                                  VOTING RIGHTS

         Holders of shares of Common Stock are entitled to one vote for each share held on all matters.

         The holders of a majority of the outstanding shares of Common Stock, whether present in person or represented by proxy, will constitute a quorum for each of the matters identified in the notice of meeting, as well as for any other matters that may come before the meeting.

         Broker "non-votes" and the shares as to which a stockholder abstains from voting are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         A plurality of the votes cast is required for the election of directors. In tabulating the vote on the election of directors, abstentions and broker "non-votes" will be disregarded and will have no effect on the outcome of such vote.

         The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the reverse stock split followed by a forward stock split. Accordingly, abstentions and broker non-votes will have the same effect as a negative vote with respect to this proposal.

         The affirmative vote of a majority of the votes cast by holders of Common Stock is required to approve the adoption of the 1999 Plan, the Directors Plan and the proposal to ratify the appointment of Grant Thornton LLP. In tabulating the vote on the proposals to approve the adoption of the 1999 Plan, the Directors Plan and ratify the appointment of Grant Thornton LLP, abstentions, withholding of authority to vote or broker non-votes are not considered shares entitled to vote on the proposal and are not included in determining whether the adoption of the 1999 Plan, the Directors Plan or the appointment of Grant Thornton LLP is approved.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information concerning ownership of the Company's Common Stock, as of the Record Date, by each person known to be the beneficial owner of more than five percent of the Common Stock and the address of such individuals or entities, each director, nominees for director, and by all directors and executive officers of the Company as a group:

                                                                  Percentage of
         Name                                   Shares            Outstanding
  of Beneficial Owner                      Beneficially Owned     Common Stock
  -------------------                      ------------------     ------------

Warren G. Lichtenstein (1)(2)
150 E. 52nd Street, 21st Floor
New York, New York 10022                       [4,341,862            29.7%

Steel Partners II, L.P.
150 E. 52nd Street, 21st Floor
New York, New York 10022                        2,180,362            14.9%

J. Ezra Merkin
Gabriel Capital Corp.
450 Park Avenue                                   740,797(3)          5.1%
New York, New York 10022

Brian Lorber                                           -0-            -0-

Larry Callahan                                         -0-            -0-

Steven Wolosky                                         -0-            -0-

All directors and executive officers as         4,341,862            29.7%]
a group (4 persons)



(1) Includes: (i) 2,180,362 shares owned by Steel Partners II, L.P., an entity controlled by Mr. Lichtenstein, and (ii) 2,161,500 shares owned directly by Mr. Lichtenstein.
(2) More than one beneficial owner is listed above for the same securities, since the shares owned beneficially by Steel Partners II, L.P. are included in the shares beneficially owned by Mr. Lichtenstein. See note (1) above.
(3) Based on Schedule 13G filed jointly in February 2000 by J. Ezra Merkin and Gabriel Capital Corporation ("Gabriel"). Mr. Merkin is deemed the beneficial owner of 740,797 shares of Common Stock by virtue of (i) his position as General Partner, president and sole stockholder of Gabriel, which owns 299,282 shares of Common Stock and (ii) Gabriel, as the investment advisor to Ariel Fund Limited ("Ariel"), having the power to vote and to direct the voting of and the power to dispose and direct the disposition of the 441,515 shares of Common Stock owned by Ariel.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Nominees

         Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the next Annual Meeting of Stockholders of the Company and until their successors shall be duly elected and qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. The terms of the current directors expire at the Meeting and when their successors are duly elected and qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors. All nominees are currently directors of the Company. The names of the nominees and certain information concerning them are set forth below:


                                                                                                     First Year
Name                          Principal Occupation                                      Age         Became Director
----                          --------------------                                      ---         ---------------

Warren G. Lichtenstein        Director.  President and Chief Executive                  34               1999
                              Officer of the Company since June 23, 1999.
                              Chairman of the Board, Secretary and
                              Managing Member of Steel Partners, L.L.C.,
                              the general partner of Steel Partners II, L.P.
                              since January 1996.  Chairman and director
                              of Steel Partners, Ltd., the general partner of
                              Steel Partners Associates, L.P., which was
                              the general partner of Steel Partners II, L.P.
                              from 1993 to January  1996.  Mr.
                              Lichtenstein has also served as President and
                              director of Marsel Mirror and Glass Products,
                              Inc. ("Marsel"), a subsidiary of Gateway
                              Industries, Inc. ("Gateway"), from Marsel's
                              inception in July 1995 until shortly after the
                              acquisition of its business by Gateway in
                              November 1995, and continued as a director
                              until its disposition in December 1996.
                              Marsel filed for protection under Chapter 11
                              of the United States Bankruptcy Code shortly
                              following Gateway's disposition of its interest
                              in Marsel.  Mr. Lichtenstein is a member of
                              the board of directors of Gateway Industries,
                              Inc., WebFinancial Corporation, PLM
                              International, Inc., Puroflow Incorporated,
                              Tech-Sym Corporation, ECC International
                              Corp. and Saratoga Beverage Group, Inc.
                              Mr. Lichtenstein is a graduate of the
                              University of Pennsylvania.



                                       -6-

Steven Wolosky                Director.  Partner, Olshan Grundman Frome                 44               1999
                              Rosenzweig & Wolosky LLP, counsel to
                              Steel Partners II, L.P., since prior to 1995.
                              Mr. Wolosky is also Assistant Secretary of
                              WHX Corporation.

Larry Callahan                Director.  Special situations analyst,                    38               1999
                              Huntleigh Securities since February 1998.
                              Prior to that Mr. Callahan was a portfolio manager
                              with Linder Funds since prior to 1995.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

Board Meetings and Committees

         The Board of Directors held [ ] meetings during the year ended March 31, 2000. All Directors attended at least 75% of such meetings and committees on which he served during the fiscal year ended March 31, 2000 ("Fiscal 1999"). From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware.

         The Board of Directors has a Stock Option and Compensation Committee, which administers the 1999 Plan and the Directors Plan, and makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, and an Audit Committee, which reviews the Company's financial statements and accounting policies, resolves potential conflicts of interest, receives and reviews the recommendations of the Company's independent auditors and confers with the Company's independent auditors with respect to the training and supervision of internal accounting personnel and the adequacy of internal accounting controls. The Stock Option and Compensation Committee is currently composed of Steven Wolosky and Larry Callahan and the Audit Committee is currently composed of Steven Wolosky and Larry Callahan. Neither the Stock Option and Compensation Committee or the Audit Committee held any meetings during Fiscal 1999.

         The Company does not presently have a nominating committee, the customary functions of such committee being performed by the entire Board of Directors.

Board of Directors Compensation

         The Company does not currently compensate the members of the Board of Directors. Directors are reimbursed for their expenses incurred in attending meetings of the Board of Directors. In connection with their appointment to the Board of Directors and subject to stockholder approval, Steven Wolosky and Larry Callahan each received options to purchase 150,000 shares of Common Stock pursuant to the terms of the Directors Plan. See "Proposal 4 - Approval of Adoption of 1999 Directors Plan" for a summary description of the Directors Plan.

                                   MANAGEMENT

Executive Officers of the Company

         The following table contains the names, positions and ages of the executive officers of the Company who are not directors.


                        Principal Occupation for the Past Five
Name                    Years and Current Public Directorships        Age
----                    --------------------------------------        ---

Brian Lorber      Secretary and Treasurer.  Secretary and
                  Treasurer of the Company since June                 25
                  1999.  Analyst with Steel Partners II, L.P.
                  since January 1998. Mr. Lorber graduated from The George Washington University in 1997 with a degree in business administration.

Executive Compensation

         Mr. Lichtenstein became President and Chief Executive Officer of the Company on June 23, 1999. Mr. Lichtenstein did not receive any compensation from the Company for the fiscal year ended March 31, 2000 and no officer of the Company at March 31, 2000 received compensation in excess of $100,000 for the fiscal year ended March 31, 2000.

Stock Option Grants and Option Values

         During the fiscal years ended March 31, 2000, 1999 and 1998, there were no stock options granted to the Chief Executive Officer of the Company. At March 31, 2000, the Chief Executive Officer of the Company did not hold any stock options and the Chief Executive Officer did not exercise any options in Fiscal 1999.

Employment Agreements

         The Company currently has no employment agreements with any executive officer.

Common Stock Performance

         The following graph compares the total return on the Common Stock to the total returns of the Nasdaq Market Index and a selection of peer issuers with similar market capitalizations as the Company. In previous years, the Company had compared its Common Stock performance to that of the Standard & Poor's SmallCap 600 and the Hambrecht & Quist Healthcare Index; however, since the Company currently has no operating business and its shares are traded in the over-the-counter market, the Company believes that it is a more meaningful to use the Nasdaq Market Index and a peer group comprised of entities with similar market capitalizations as the Company as a useful basis for comparison.



                                 [insert graph]

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. During Fiscal 1999, to the best knowledge of the Company, all of such forms were filed in a timely manner.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company, under its former name, "CellPro", filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy
Code on October 28, 1998, Case No. 98-13604 in the United States Bankruptcy Court for the Western District of Washington, Judge Karen Overstreet presiding, and the Company commenced liquidation shortly thereafter. On May 21, 1999, the Bankruptcy Court issued an order confirming the Company's Second Amended Plan of Reorganization (the "Plan") dated as of May 10, 1999. The effective date of the Plan occurred on June 1, 1999. Under such Plan, certain pre-petition creditors of the Company were issued cash and property for extinguishing their claims against the Company. The Company entered into a Settlement Agreement dated September 1998, with The John Hopkins University, Becton Dickinson and Company and Baxter Healthcare Corporation, pursuant to which the Company made a cash payment to settle certain patent litigation. The Company also entered into a Securities Settlement Agreement to extinguish a certain securities class action claim and a Florida Securities Settlement Agreement to extinguish a state securities action, both for cash payments.

         The Company announced in June 1999 that it had changed its name to CPX Corp. from CellPro, Incorporated. Also during June 1999 the Company distributed funds to equity holders and in September 1999 made final distribution of funds to equity holders having received the $1.4 million proceeds from a legal settlement.

         Steven Wolosky, a director of the Company, is a member of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky LLP, which law firm has been retained by the Company during the last fiscal year. Fees received from the Company by such firm during the last fiscal year did not exceed 5% of such firm's or the Company's revenues.


            PROPOSAL 2 - PROPOSAL TO AMEND THE COMPANY'S AMENDED AND
                RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A
                    REVERSE STOCK SPLIT FOLLOWED BY A FORWARD
                         STOCK SPLIT OF THE COMMON STOCK

         The Board of Directors has unanimously adopted resolutions declaring the advisability of, and submits to the stockholders for approval, an amendment (the "Split Amendment") to the Restated Certificate of Incorporation effecting
(a) a reverse stock split of the outstanding Common Stock as of 6:00 p.m. (Eastern Time) on the date the Split Amendment is filed with the Secretary of State of the State of Delaware (the "Effective Date") pursuant to which each ___ shares of Common Stock then outstanding will be converted into one share of Common Stock (the "Reverse Split") and (b) a forward split of the Common Stock as of 7:00 p.m. (Eastern Time) on the Effective Date pursuant to which each share (or fraction thereof, excluding holdings of less than one share resulting from the Reverse Split) of Common Stock then outstanding will be converted into a number of shares of Common Stock at a rate of ___-for-1 (the "Forward Split"). In lieu of issuing the fractional shares that will result from (i) the Reverse Split to stockholders of record of less than ___ shares immediately prior to the Reverse Split or (ii) the Reverse Split and the Forward Split to stockholders of record of an odd number of shares greater than ___ shares immediately prior to the Reverse Split, the Company will make a cash payment based on the average daily closing price per share of the Common Stock on the NASD OTC Bulletin Board (the "Bulletin Board") for the 10 trading days immediately preceding the Effective Date, as discussed below. The Reverse Split and the Forward Split, however, will take effect only in the event that the Purchase Price (as defined below) is $____ or less. The Effective Date, which determines the amount of the Purchase Price, shall in no event occur later than 30 days following the date of the Meeting. The text of the Split Amendment is attached as Appendix A hereto. The filing of the Split Amendment and the consummation of the Reverse Split and the Forward Split, including the making of cash payments to stockholders whose shares of Common Stock are converted into less than a whole share of Common Stock in the Reverse Split, are collectively referred to herein as the "Transaction."

         The effect of the Transaction on the holders of Common Stock will be as follows:

                  (a) The shares of Common Stock of each holder of record of less than [___] shares of Common Stock immediately prior to the Reverse Split will be converted in the Reverse Split into the right to receive cash according to the formula set forth below. See "Cash Payment in Lieu of Shares" below.

                  (b) The shares of Common Stock of each holder of record of [___] or more shares of Common Stock immediately prior to the Reverse Split will first be converted in the Reverse Split into a number of shares of Common Stock equal to the number of shares held immediately prior to the Reverse Split divided by [___]. One hour after the Reverse Split, the number of shares of Common Stock of each holder (other than the fractional shares held of record by persons who held less than [___] shares immediately prior to the Reverse Split) will be converted in the Forward Split into multiple shares of Common Stock on the basis of [___] shares of Common Stock for each share or fraction thereof then held. As a result, the number of shares held by each holder of record of [___] or more shares immediately prior to the Reverse Split will be reduced by half upon completion of the Transaction. With respect to stockholders of record of an odd number of shares greater than [___] shares immediately prior to the Reverse Split, the Company will make a cash payment in lieu of issuing any fractional shares. See "Cash Payment in Lieu of Shares" below.

         ANY HOLDER OF RECORD OF LESS THAN [___] SHARES OF COMMON STOCK WHO DESIRES TO RETAIN AN EQUITY INTEREST IN THE COMPANY AFTER THE EFFECTIVE DATE MAY DO SO BY PURCHASING, PRIOR TO THE EFFECTIVE DATE, A SUFFICIENT NUMBER OF SHARES OF COMMON STOCK IN THE OPEN MARKET SUCH THAT THE TOTAL NUMBER OF SHARES HELD OF RECORD IN HIS NAME IMMEDIATELY PRIOR TO THE REVERSE SPLIT IS EQUAL TO OR GREATER THAN [___]. ANY BENEFICIAL OWNER OF LESS THAN [___] SHARES WHO IS NOT A HOLDER OF RECORD AND WHO DESIRES TO HAVE HIS SHARES EXCHANGED FOR CASH PURSUANT TO THE TRANSACTION SHOULD INSTRUCT HIS BROKER TO TRANSFER HIS SHARES INTO HIS NAME IN A TIMELY MANNER SUCH THAT SUCH BENEFICIAL OWNER WILL BE DEEMED A HOLDER OF RECORD IMMEDIATELY PRIOR TO THE REVERSE SPLIT.


Cash Payment in Lieu of Shares

         In lieu of issuing the fraction of a share of Common Stock that will result from (i) the Reverse Split to each holder of record of less than [___] shares or (ii) the Reverse Split and the Forward Split to each holder of record of an odd number of shares greater than [___] shares, the Company will value each outstanding share of Common Stock held at the close of business on the Effective Date at the average daily last sales price per share of the Common Stock on the Bulletin Board for the 10 trading days immediately preceding the Effective Date. Such per share price is hereinafter referred to as the "Purchase Price." In no event shall the Effective Date be later than 30 days following the date of the Meeting, although the Effective Date may be less than 30 days following the date of the Meeting. The Transaction shall be effected only if the Purchase Price is $[__] or less. If the Purchase Price is more than $[__], even if the stockholders have approved the Split Amendment at the Meeting, the Split Amendment will not be filed with the Secretary of State of the State of Delaware and the Transaction will not occur.

         If the Transaction does take place, each stockholder who holds of record less than [___] shares immediately prior to the Reverse Split will be entitled to receive, in lieu of the fraction of a share resulting from the Reverse Split, cash in the amount of the Purchase Price multiplied by the number of shares of Common Stock held by such stockholder immediately prior to the Reverse Split. Each stockholder who holds of record an odd number of shares greater than [___] shares immediately prior to the Reverse Split will be entitled to receive, in lieu of the fraction of a share resulting from the Reverse Split and the Forward Split, cash in the amount of the Purchase Price multiplied by the fraction of a share of Common Stock that would otherwise be issuable to such stockholder after giving effect to the Reverse Split and the Forward Split. All amounts payable to stockholders will be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by stockholders in connection with the Transaction. The Company will pay no interest on cash sums due any such stockholder pursuant to the Transaction.

         Assuming the consummation of the Transaction, as soon as practical after the Effective Date, the Company will mail a letter of transmittal to each holder of record of less than [___] shares of Common Stock immediately prior to the Reverse Split. The letter of transmittal will contain instructions for the surrender of such certificate or certificates to the Company's exchange agent in exchange for a cash payment in lieu of the fractional share into which each such holder's shares of Common Stock were converted in the Reverse Split. No cash payment will be made to any such stockholder until he has surrendered his outstanding certificate(s), together with the letter of transmittal, to the Company's exchange agent. See "Exchange of Stock Certificates" below. The Company's exchange agent is American Stock Transfer & Trust Company.

Effect of the Proposed Reverse Split and Forward Split

         Upon consummation of the Reverse Split at 6:00 p.m. (Eastern Time) on the Effective Date, each stockholder who owned of record less than [___] shares of Common Stock immediately prior to the Reverse Split will have only the right to receive cash based upon the Purchase Price in lieu of receiving a fractional share resulting from the Reverse Split. The interest of each such stockholder in the Company will be terminated thereby, and each such stockholder will have no right to vote as a stockholder or share in the Company's assets, earnings, or profits following the Reverse Split.

         Upon consummation of the Reverse Split at 6:00 p.m. (Eastern Time) on the Effective Date, each stockholder who owned of record [___] or more shares of Common Stock immediately prior to the Reverse Split will continue as a stockholder with respect to the share or shares of Common Stock resulting from the Reverse Split. As of 7:00 p.m. (Eastern Time) on the Effective Date, each such share, including any fraction thereof held by such record holder immediately after the Reverse Split, will be converted into multiple shares of Common Stock on the basis of [___] shares of Common Stock for each share or fraction thereof then held. Each such stockholder will continue to share in the Company's assets, earnings or profits, if any, to the extent of each such stockholder's ownership of Common Stock following the Transaction.

         For stockholders of record who hold [___] or more shares of Common Stock immediately prior to the Reverse Split, the net effect of the Transaction will be a one-for-___ reverse split of the Common Stock. Except for the payment of cash in lieu of fractional shares to holders of an odd number of shares greater than [___] shares, after the Transaction such stockholders will hold [half] as many shares of Common Stock as such stockholders held immediately prior to the Reverse Split. In addition, excluding the reduction in outstanding shares of Common Stock due to the payment of cash for fractional shares (as described in the preceding sentence) and due to the payment of cash to record holders of less than [___] shares in lieu of fractional shares resulting from the Reverse Split, the total number of outstanding shares of Common Stock will decrease by [_____].

         The Amended and Restated Certificate of Incorporation currently authorizes the issuance of 29,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, for an aggregate of 30,000,000 shares. As of the Record Date, the number of outstanding shares of Common Stock was [14,633,985] and no shares of Preferred Stock were issued or outstanding. Based upon the Company's best estimates (without giving effect to the halving of the number of shares resulting from the net one-for-___ reverse stock split), if the Transaction had been consummated as of such date, the number of outstanding shares of Common Stock would have been reduced by the Transaction from ________ to approximately [ ] or by approximately [_____] shares, and the number of holders of record of Common Stock would have been reduced from approximately [___] to approximately [_] or by approximately [___] stockholders.

         The Common Stock is currently registered under Section 12(g) of the Exchange Act and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Transaction will not affect the registration of the Common Stock under the Exchange Act; [provided, however, in the future, should the Company determine that it has less than 300 holders of record of its Common Stock, then the Board of Directors could determine to terminate its registration under the Exchange Act to become a "private" company. However, no such determination has been made at the present time or is contemplated immediately after the Reverse Split and Forward Split]. In addition, consummation of the Transaction is not expected to affect adversely the eligibility of the Common Stock to be traded on the Bulletin Board.

         Based on the aggregate number of shares owned by holders of record of less than [___] shares as of [_________________] and the average daily [closing price] per share of the Common Stock on the Bulletin Board for the 10 trading days immediately preceding such date, the Company estimates that payments of cash in lieu of the issuance of fractional shares to persons who held less than [___] shares of Common Stock immediately prior to the Reverse Split will total approximately $[________] in the aggregate ([_____] shares multiplied by an assumed Purchase Price of $[____] per share).

         The par value of the Common Stock will remain at $.001 per share following consummation of the Transaction, and although the total number of shares of Common Stock will be reduced by [____] following the consummation of the Transaction, the ratio of the number of shares authorized but unissued to the total number of shares authorized will be increased. This increase in the relative number of authorized but unissued shares of Common Stock resulting from the Transaction could have an anti-takeover effect. Shares of Common Stock could, within the limits imposed by applicable law, be issued by the Company in one or more transactions that would make more difficult, and therefore less likely, a takeover of the Company. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Because the number of shares subject to redemption pursuant to the Transaction represents only approximately [__]% of the total number of shares outstanding as of the record date, the dilutive effect of re-issuing any of such redeemed shares could be expected to be correspondingly small.

Purpose of the Reverse Split and Forward Split

         As of [________________], each of approximately [___] record holders of Common Stock, or approximately [___]% of the total number of record holders, owned less than [___] shares of Common Stock. In addition, such stockholders owning less than [___] shares own in the aggregate approximately [__]% of the outstanding shares of Common Stock. Based on the average daily [closing price] per share of the Common Stock on the Bulletin Board for the 10 trading days immediately preceding [________________] of $[____], ownership of [___] shares of Common Stock has a market value of approximately $[____].

         The cost of administering each stockholder's account and the amount of time spent by management of the Company in responding to stockholder requests is the same regardless of the number of shares held in the account. Accordingly, the cost to the Company of maintaining many small accounts is disproportionately high when compared with the total number of shares involved. In view of the disproportionate cost to the Company of maintaining small stockholder accounts, management of the Company believes that it would be beneficial to the Company and its stockholders as a whole to eliminate the administrative burden and cost associated with the approximately [___] accounts containing less than ___ shares of Common Stock. It is expected that the direct cost of administering stockholder accounts will be reduced by up to approximately $[____] per year if the Transaction is consummated.

         In addition, since the Company is unable to locate certain of its stockholders with small holdings, the Company believes it would be unable to acquire the shares of Common Stock of such stockholders, and realize the savings described above, by making a tender offer to acquire such shares. Accordingly, if the Company is to acquire these shares, the Company believes it must do so by means of the Reverse Split. Funds otherwise payable pursuant to the Transaction to a stockholder who cannot be located will be held until proper claim therefor is made, subject to applicable escheat laws.

         Further, the Reverse Split will enable holders of record of less than [___] shares to dispose of their investment at market value and, in effect, avoid brokerage fees on the transaction. Stockholders owning a small number of shares would, if they chose to sell their shares otherwise, likely incur brokerage fees disproportionately high relative to the market value of their shares. In some cases, stockholders might encounter difficulty in finding a broker willing to handle such small transactions.

         The number of shares of Common Stock held by the Company as treasury shares and available for subsequent issuance would, due solely to the redemption of fractional shares in the Transaction, increase by approximately [____] shares (on a post-split basis), based on record ownership of Common Stock as of [___________, 2000]. While the Company has no current specific plans to issue Common Stock other than pursuant to the 1999 Plan and the Directors Plan, the additional treasury shares would provide the Board with flexibility in the management of the Company's capitalization and the provision of incentives to the Company's officers and other employees. The additional Common Stock could be used by the Company in connection with (i) the establishment of director or employee stock compensation plans in addition to the 1999 Plan and the Directors Plan, (ii) future acquisitions by the Company, (iii) future capital raising by the Company, and (iv) other corporate purposes. Unless required by law or regulatory authorities, no further authorization by vote of stockholders will be sought for any future Common Stock issuances. No stockholder will have any preemptive or other preferential right to purchase any Common Stock that may be issued and sold by the Company in the future.

         The Board of Directors believes that the decrease in outstanding shares as a result of the Transaction is in the best interests of the Company, and that the high number of outstanding shares of Common Stock and the low trading price thereof impairs the acceptability of the stock by the financial community and the investing public. The Company believes that the Split Amendment, by reducing the number of outstanding shares, should increase the per share market price accordingly. It is possible, however, that any increase in per share market price may be proportionately less than the decrease in the number of outstanding shares.

Exchange of Stock Certificates

         As soon as practicable after the Effective Date, assuming the consummation of the Transaction, the Company will send letters of transmittal, for use in transmitting stock certificates to the Company's designated exchange agent, to all stockholders of record who held less than [___] shares of Common Stock immediately prior to the Reverse Split. Upon proper completion and execution of a letter of transmittal and return thereof to the exchange agent, together with certificates, each such stockholder will receive cash in the amount to which the holder is entitled, as described above, in lieu of the fractional share into which such stockholder's shares were converted in the Reverse Split. After the Reverse Split and until surrendered, each outstanding certificate held by a stockholder of record who held less than [___] shares immediately prior to the Reverse Split will be deemed for all purposes to represent only the right to receive the amount of cash to which the holder is entitled pursuant to the Transaction.

         In connection with the Transaction, the Common Stock will be identified by a new CUSIP number, which will appear on all certificates representing shares of Common Stock issued after the Effective Date. After the Effective Date, each certificate representing shares of Common Stock that was outstanding prior to the Effective Date and that was held by a stockholder of record of [___] or more shares immediately prior to the Reverse Split, until surrendered and exchanged for a new certificate, will be deemed for all corporate purposes to evidence ownership of [_____] the number of shares as is set forth on the face of the certificate, rounded down to the next whole number, with a stockholder entitled to receive cash in lieu of any fractional share resulting from the Transaction. Any stockholder desiring to receive a new certificate bearing the new CUSIP number can do so at any time by contacting the exchange agent at the address set forth above for instructions for surrendering his old certificates. After the Effective Date, an old certificate presented to the exchange agent in settlement of a trade will be exchanged for a new certificate bearing the new CUSIP number.

         All amounts payable to stockholders will be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by stockholders in connection with the Transaction. The Company will pay no interest on cash sums due any stockholder pursuant to the Transaction. See "Cash Payment in Lieu of Shares" above.

Certain Federal Income Tax Consequences

         The following is a summary of the material anticipated Federal income tax consequences of the reverse stock split and forward stock split to stockholders of the Company. It should be noted that this summary is based upon the Federal income tax laws currently in effect and as currently interpreted. This summary does not take into account possible changes in such laws or interpretations, including any amendments to applicable statutes, regulations and proposed regulations, or changes in judicial or administrative rulings, some of which may have retroactive effect. The summary is provided for general information only, and does not purport to address all aspects of the range of possible Federal income tax consequences of the reverse stock split and forward stock split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not account for or consider the Federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, regulated investment companies, and foreign taxpayers). This summary does not discuss any consequence of the reverse stock split and forward stock split under any state, local or foreign tax laws.

         No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the Federal income tax consequences to the stockholders of the Company in connection with the reverse stock split and forward stock split. Accordingly, each stockholder is encouraged to consult its tax adviser regarding the specific tax consequences of the proposed reverse stock split and forward stock split to such stockholder, including the application and effect of federal, state, local and foreign taxes, and any other tax laws.

         The Board of Directors believes that the reverse stock split and forward stock split would be a tax-free recapitalization to the Company and its stockholders. If the reverse stock split and forward stock split qualify as a recapitalization described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), (i) no gain or loss will be recognized by a stockholder of Common Stock who exchanges (or is deemed to exchange) its Common Stock for new Common Stock, except that a holder of Common Stock who receives cash proceeds from the sale of fractional shares of Common Stock will recognize a gain or loss equal to the difference, if any, between such proceeds and the basis of its Common Stock allocated to its fractional share interests, and such gain or loss, if any, will generally constitute capital gain or loss if its fractional share interests are held as capital assets at the time of their sale,
(ii) the tax basis of the new Common Stock received by holders of Common Stock will be the same as the tax basis of the Common Stock exchanged therefor, less the tax basis allocated to fractional share interests and (iii) the holding period of the new Common Stock in the hands of holders of new Common Stock will include the holding period of their Common Stock exchanged therefor, provided that such Common Stock was held as a capital asset immediately prior to the exchange.

         Generally, the stockholders receiving cash for fractional shares will not be subject to backup withholding or informational reporting with respect to the cash distributed unless the cash distributed is twenty dollars or more.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL APPROVING THE SPLIT AMENDMENT.



          PROPOSAL 3 -- APPROVAL OF ADOPTION OF 1999 STOCK OPTION PLAN

         The Board of Directors of the Company has unanimously approved for submission to a vote of the stockholders a proposal to adopt the 1999 Plan.

         The purpose of the 1999 Plan is to retain in the employ of and as directors, consultants and advisors to the Company persons of training, experience and ability, to attract new employees, directors, advisors and consultants whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. As the Company continues to develop its plans to acquire or develop a business, it believes that the grants of options and other forms of equity participation will become a more important means to retain and compensate employees, directors, advisors and consultants.

         Each option granted pursuant to the 1999 Plan shall be designated at the time of grant as either an "incentive stock option" or as a "non-statutory stock option." The following description of the 1999 Plan is a summary and does not purport to fully describe the 1999 Plan.

Administration of the Plan

         The 1999 Plan is administered by a committee consisting of two or more directors who are "Non-Employee Directors" (as such term is defined in Rule 16b-3) and "Outside Directors" (as such term is defined in Section 162(m) of the
Code) (the "Committee"). The Committee determines to whom among those eligible, and the time or times at which options will be granted, the number of shares to be subject to options, the duration of options, any conditions to the exercise of options, and the manner in and price at which options may be exercised. In making such determinations, the Committee may take into account the nature and period of service of eligible persons, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant.

         The Committee is authorized to amend, suspend or terminate the 1999 Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) materially increase the number of shares that may be issued under the 1999 Plan;
(ii) materially increase the benefits accruing to the option holders under the 1999 Plan; (iii) materially modify the requirements as to eligibility for participation in the 1999 Plan; (iv) decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof, decrease the exercise price of a Nonqualified Option to less than 80% of the Fair Market Value per share of Stock on the date of grant thereof; or (v) extend the term of any option beyond ten years.

         Unless the 1999 Plan is terminated earlier by the Committee, it will terminate on October 11, 2009.




Common Stock Subject to the 1999 Plan

         The 1999 Plan provides that options may be granted with respect to a total of 1,500,000 shares of Common Stock. Under certain circumstances involving a change in the number of shares of Common Stock, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which options may be granted under the 1999 Plan, the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 1999 Plan.

Participation

         Any employee, officer, director of, and any consultant and advisor to the Company or any of its subsidiaries shall be eligible to receive stock options under the 1999 Plan. Only employees of the Company or its subsidiaries shall be eligible to receive incentive stock options.

Option Price

         The exercise price of each option is determined by the Committee, but may not be less than 100% of the Fair Market Value (as defined in the 1999 Plan) of the shares of Common Stock covered by the option on the date the option is granted in the case of an incentive stock option, nor less than 80% of the Fair Market Value of the shares of Common Stock covered by the option on the date the option is granted in the case of a non-statutory stock option. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's capital stock, then the exercise price may not be less than 110% of the Fair Market Value of the Common Stock covered by the option on the date the option is granted.

Terms of Options

         The Committee shall, in its discretion, fix the term of each option, provided that the maximum term of each option shall be ten years. The 1999 Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment or engagement. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the common stock of the Company, the Stock Option and Compensation Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 1999 Plan and in the number and option price of shares subject to outstanding options granted under the 1999 Plan, to the end that after such event each option holder's proportionate interest shall be maintained as immediately before the occurrence of such event.

Restrictions on Grant and Exercise

         Generally, an option may not be transferred or assigned other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and, during the lifetime of the option holder, may be exercised solely by him. The aggregate Fair Market Value (determined at the time the incentive stock option is granted) of the shares as to which an employee may first exercise incentive stock options in any one calendar year under all incentive stock option plans of the Company and its subsidiaries may not exceed $100,000. The Committee may impose any other conditions to exercise as it deems appropriate.



Registration of Shares

         The Company intends to file a registration statement under the Securities Act of 1933, as amended, with respect to the Common Stock issuable pursuant to the 1999 Plan subsequent to the approval of the 1999 Plan by the Company's stockholders.

Rule 16b-3 Compliance

         In all cases, the terms, provisions, conditions and limitations of the 1999 Plan shall be construed and interpreted consistent with the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Tax Treatment of Incentive Options

         No taxable income will be recognized by an option holder upon receipt of an incentive stock option, and the Company will not be entitled to a tax deduction in respect of such grant.

         In general, no taxable income for Federal income tax purposes will be recognized by an option holder upon receipt or exercise of an incentive stock option and the Company will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the expiration of the longer of (i) two years after the date of grant, or (ii) one year after the transfer of the option shares, upon disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

         If, however, the option holder disposes of his option shares prior to the expiration of the required holding periods, he will recognize ordinary income for Federal income tax purposes in the year of disposition equal to the lesser of (i) the difference between the fair market value of the shares at date of exercise and the exercise price, or (ii) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided such amount constitutes an ordinary and reasonable expense of the Company.

         The amount by which the fair market value of the shares at the time of exercise exceeds the exercise price of an incentive stock option will be a tax preference item for purposes of the alternative maximum tax, which, in general, imposes a 26% tax rate on the initial $175,000 (and a 28% rate in excess of $175,000) of the excess of (i) an individual's taxable income with certain adjustments and increased by certain tax preference items over (ii) $33,750 ($45,000 for joint returns) reduced by $.25 for each $1.00 by which the alternative minimum taxable income exceeds $112,500 ($150,000 for joint returns). Special rules apply to capital gain income. An individual will be liable for the alternative minimum tax only to the extent that the amount of such tax exceeds the liability for regular Federal income tax.

Tax Treatment of Non-Statutory Options

         No taxable income will be recognized by an option holder upon receipt of a non-statutory stock option, and the Company will not be entitled to a tax deduction for such grant.

         Upon the exercise of a non-statutory stock option, the option holder will include in taxable income for Federal income tax purposes the excess in value on the date of exercise of the shares acquired upon exercise of the non-qualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder's holding period for the shares, commencing upon the exercise of the option, and upon the subsequent appreciation or depreciation in the value of the shares.

         The Company generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

Withholding of Tax

         The Company is permitted to deduct and withhold amounts required to satisfy its withholding tax liabilities with respect to its employees or, in its discretion, permit the withholding of shares otherwise issuable to the option holder.

Option Grants

         No options have heretofore been granted under the 1999 Plan.


Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADOPTION OF THE 1999 PLAN.
                            -------------------------

        PROPOSAL 4 - APPROVAL OF THE ADOPTION OF THE 1999 DIRECTORS STOCK
                                   OPTION PLAN

         The Board of Directors of the Company has unanimously approved for submission to a vote of the stockholders a proposal to adopt the Directors Plan.

         The Directors Plan is intended to assist the Company in securing and retaining Directors of the Company by allowing them to participate in the ownership and growth of the Company through the grant of stock options ("Directors Options"). The Directors Plan will provide a means whereby such Directors may purchase Common Stock pursuant to Directors Options granted in accordance with the Directors Plan.

Administration and Grants

         The Directors Plan will be administered by the Board of Directors of the Company in accordance with the express provisions of the Directors Plan. The Board of Directors will have full and complete authority to adopt such rules and regulations and to make all such other determinations not inconsistent with the Directors Plan as may be necessary for the administration of the Directors Plan.

         On the date an eligible Director is elected to the Board of Directors, such Director will receive the grant of an option to purchase 150,000 shares of Common Stock. On each anniversary date of the appointment of an eligible Director to the Board of Directors, such Director will receive the grant of an option to purchase 10,000 shares of Common Stock. The terms for the grant of Directors Options to an eligible Director may only be changed if permitted under Rule 16b-3 of the 1934 Act.

Common Stock Subject to the Plan

         The Common Stock to be issued under the Directors Plan will be currently authorized but unissued Common Stock. The number of shares of Common Stock available under the Directors Plan will be subject to adjustment to prevent dilution in the event of a stock split, combination of shares, stock dividend or certain other events. Shares of Common Stock subject to unexercised Directors Options that expire or are terminated prior to the end of the period during which Directors Options may be granted will be restored to the number of shares of Common Stock available for issuance under the Directors Plan.

         The Company is authorized under the Directors Plan to issue shares of Common Stock pursuant to the exercise of Directors Options with respect to a maximum of 750,000 shares of Common Stock. As of the date hereof, options to purchase 300,000 shares of Common Stock at an exercise price of $0.15 per share, vesting over a three year period have been granted pursuant to, and subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, the Directors Plan and are held by Directors of the Company, as follows:

                  Steven Wolosky                     150,000 Shares
                  Larry Callahan    -                150,000 Shares

Eligibility

         The Committee is authorized to grant Directors Options under the Directors Plan only to Directors who are not full or part time employees of the Company or its subsidiaries or affiliates of the Company (directors who directly or indirectly own more than 10% of the outstanding shares of Common Stock of the Company). The term of the Directors Option shall be five (5) years from the grant date of each Directors' Option, subject to earlier termination in accordance with the Directors Plan.

Description of Options

         The exercise price for each share of Common Stock subject to a Directors Option shall be the closing price or last sale price on the date of issuance.

         Directors Options granted under the Directors Plan are exercisable at such time or times and subject to such terms or conditions as shall be determined by the Board, provided, however, that except in the event of death or disability upon which events the Directors Options are immediately exercisable, unless a longer vesting period is otherwise determined by the Board of Directors at grant, Directors Options are exercisable as follows: one-third of the aggregate shares of Common Stock purchasable thereunder commencing one year after the date of grant, an additional one-third exercisable commencing two years after the date of grant and the balance commencing on the third anniversary from the date of grant. The Board of Directors may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Board of Directors may determine in its sole discretion, however no Directors Options shall be exercisable until after six months from the date of grant.

         Directors Options may be exercised in whole or in part at any time during the option period, by written notice of exercise and payment of the full purchase price as follows: in cash or by check, bank draft or money order payable to the Company; by delivery of shares of Common Stock already owned by an eligible director (based on the fair market value of the Common Stock on the date of exercise); or through the written election of the Director to have shares of Common Stock withheld from the shares of Common Stock otherwise to be received (based on the fair market value of the Common Stock on the date of exercise).





Transferability; Termination of Directorship

         All Directors Options granted under the Directors Plan are non-transferable and non-assignable except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by the optionee, his guardian or legal representative.

Termination and Amendment

         The Directors Plan will terminate on October 11, 2009, but may be terminated by the Board of Directors at any time before such date. The Directors Plan may be amended at any time by the Board of Directors. However, without the approval of the stockholders of the Company, no such amendment may (i) increase the number of shares of Common Stock which may be issued under the Directors Plan; (ii) modify the requirements as to eligibility for participation in the Directors Plan; (iii) change the minimum option exercise price; or (iv) extend the Directors Option term. Any termination or amendment of the Directors Plan will not impair the rights of optionees under outstanding Directors Options without the consent of the affected optionees.

Federal Income Tax Consequences

         No taxable income will be recognized by an option holder upon receipt of a non-statutory stock option, and the Company will not be entitled to a tax deduction for such grant.

         Upon the exercise of a non-statutory stock option, the option holder will include in taxable income for Federal income tax purposes the excess in value on the date of exercise of the shares acquired upon exercise of the non-qualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder's holding period for the shares, commencing upon the exercise of the option, and upon the subsequent appreciation or depreciation in the value of the shares.

         The Company generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADOPTION OF THE DIRECTORS PLAN.

                            -------------------------


                   PROPOSAL 5 - RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

         On November 24, 1998, PricewaterhouseCoopers LLP resigned as the auditors for the Company.

         During the fiscal years ending March 31, 1998 and March 31, 1997, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure or any other reportable event which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference to the matter in their report.

         PricewaterhouseCoopers LLP's report on the Company's financial statements for the fiscal year ended March 31, 1998, contained a qualification and explanatory paragraph with respect to the Company's ability to continue as a going concern. Except with respect to the qualification and explanatory paragraph for the fiscal year ended March 31, 1998, the reports of PricewaterhouseCoopers LLP for the fiscal years ended March 31, 1998 and March 31, 1997 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         PricewaterhouseCoopers LLP previously furnished the Company with a letter addressed to the SEC stating that it agreed with the above statements.

         In June 1999, the Company engaged Grant Thornton LLP as the Company's auditors. The Company has not consulted with Grant Thornton LLP during the past two fiscal years concerning the application of accounting principles or any issues related to accounting, auditing or financial reporting.

         Although the selection of auditors does not require ratification, the Board has directed that the appointment of Grant Thornton LLP be submitted stockholders for ratification due to the significance of such appointment to the Company. If stockholders do not ratify the appointment of Grant Thornton LLP, the Board will consider the appointment of other certified public accountants. The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of votes cast by holders of the Common Stock.

         The Company's auditors for Fiscal 1999 were Grant Thornton LLP. The Company does not expect a representative of Grant Thornton LLP to be present at the Meeting.

Annual Report

         All stockholders of record as of the Record Date, have been sent, or are concurrently herewith being sent, a copy of the Company's 2000 Annual Report for the year ended March 31 2000, which contains certified consolidated financial statements of the Company and its subsidiaries for the year ended March 31, 2000.

         ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2000 (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITTEN REQUEST TO THE COMPANY'S SECRETARY, CPX CORP., 150 EAST 52ND STREET, 21ST FLOOR, NEW YORK, NEW YORK 10022.

                              STOCKHOLDER PROPOSALS

         In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of the Company, stockholders proposals for such meeting must be submitted to the Company no later than February 5, 2001.

         On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a- 4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's 2001 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by May 20, 2001, the Company will be allowed to use its voting authority as outlined above.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote or otherwise act, with respect to such matters in accordance with their judgment. Proxy will have discretionary authority to vote or otherwise act, with respect to such matters in accordance with their judgment.



                                        Warren G. Lichtenstein
                                        Chairman and
                                        Chief Executive Officer

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  OF CPX CORP.
            PROXY -- Annual Meeting of Stockholders August __, 2000

         The undersigned, a stockholder of CPX Corp., a Delaware Company (the "Company"), does hereby constitute and appoint Warren G. Lichtenstein and Steven Wolosky the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders of the Company to be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP at 505 Park Avenue, New York, New York 10022 on August __, 2000 at 12:00 p.m., local time, or at any adjournment or adjournments thereof.

         The undersigned hereby instructs said proxies or their substitutes as set forth below.

1.       ELECTION OF DIRECTORS:

         The election of Warren G. Lichtenstein, Steven Wolosky and Larry Callahan.

         / / FOR        / /      TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
         TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), PRINT NAME(S) BELOW:

         --------------------------------

2. APPROVAL AND ADOPTION OF THE PROPOSED AMENDMENT TO ARTICLE IV OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-[____] REVERSE SPLIT FOLLOWED BY A [___]-FOR-1 FORWARD STOCK SPLIT.

         / / FOR           / / AGAINST                        / / ABSTAIN


3.       APPROVAL AND ADOPTION OF THE 1999 PLAN.

         / / FOR           / / AGAINST                        / / ABSTAIN

4.       APPROVAL AND ADOPTION OF THE DIRECTORS PLAN

         / / FOR           / / AGAINST                        / / ABSTAIN

5.       TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS:

         / / FOR           / / AGAINST                        / / ABSTAIN

6.       DISCRETIONARY AUTHORITY:

         In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the Meeting.

                                                 (Continued on the reverse side)

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES AS DIRECTORS, IN FAVOR OF THE APPROVAL AND ADOPTION OF THE REVERSE SPLIT FOLLOWED BY THE FORWARD SPLIT, IN FAVOR OF THE APPROVAL AND ADOPTION OF THE 1999 STOCK OPTION PLAN AND THE DIRECTORS PLAN, TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITOR AND IN FAVOR OF AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

         The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated July __, 2000, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

Please mark, date, sign and mail this proxy in the envelope provided for this purpose. No postage is required if mailed in the United States.

                           , 2000


------------------------------------(L.S.)


------------------------------------(L.S.)
         Signature(s)

NOTE: Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a Company, it should be signed with full corporate name by a duly authorized officer.